UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2013

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

877-327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

        Strategic Storage Trust, Inc. (the "Registrant") previously disclosed that it expected the primary offering portion of its follow-on offering would close on or around September 22, 2013. On September 22, 2013, the Registrant will cease offering shares under the follow-on offering; however, the Registrant will accept subscriptions for a short period of time after September 22, 2013 under certain limited circumstances.

        In connection with the pending close-down of the follow-on offering described above and in light of current market conditions, the board of directors of the Registrant has been exploring certain strategic alternatives to create stockholder liquidity. On May 30, 2013, the Registrant engaged Citigroup Global Markets Inc. as its investment banker to assist the Registrant in analyzing these strategic alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: June 12, 2013	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer